EXHIBIT 10.14

                                     RCT = Request Confidential Treatment

          FIRST AMENDMENT TO CARDIVAN LICENSE AGREEMENT

     This FIRST AMENDMENT TO LICENSE AGREEMENT ("First Amendment") made as of this 27th day of March 2000, between RITE AID CORPORATION
("Licensor"), a Delaware Corporation, and CARDIVAN COMPANY ("Licensee"), a Nevada corporation.

                           W I T N E S S E T H :

          WHEREAS, Licensor and Licensee entered into a License Agreement as of March 12, 1999 (the "License Agreement"); and

          WHEREAS, disputes have arisen between Licensor and Licensee; and

          WHEREAS, Licensor and Licensee wish to resolve all outstanding disputes and for that purpose seek to amend and modify the License Agreement upon the terms and provisions hereinafter set forth.

          NOW THEREFORE, in consideration of the foregoing premises and the covenants and agreements hereinafter set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto mutually covenant and agree that the License Agreement is modified and amended as follows:

          1. Effective Date. The Effective Date of this First Amendment shall be the date upon which Licensee receives approval from the Nevada Gaming Commission to remove the conditions on its presently issued licenses to operate Devices at the Licensed Locations which require a full-time change attendant to be present on the premises of each such operation. Pending the Effective Date, the parties shall perform their respective obligations under the License Agreement, as intended to be modified by this First Amendment, to the extent permitted by law. From the date hereof to the Effective Date, Licensee shall pay monthly fees pursuant to the fee schedule set forth on the annexed exhibit. In the event that prior to the Effective Date, Licensee fails to pay such fees when due, otherwise fails to perform its obligations under the License Agreement as intended to be amended hereby, to the extent consistent herewith or in the event the Nevada Gaming Commission does not grant the necessary approvals within RCT of the date hereof, the parties shall be returned to their respective positions and status as of February 29, 2000, including the revival of all claims by Licensee and Licensor, without prejudice by reason of the passage of time or the negotiation and execution of this First Amendment.

          2. Definitions. All capitalized terms contained in this First Amendment, unless otherwise hereinafter contained, shall have the same meaning as in the License Agreement.

          3. Purpose. Section 1 is hereby modified by adding the following after the last sentence:

          Licensee shall have the exclusive right, at its option, to operate Devices in New Locations operated by Licensor at the fees set forth in this First Amendment provided that, if Licensee elects not to operate Devices in any New Location(s), Licensee shall be released and discharged of its obligation to pay any license fees to Licensor for such location(s) and Licensor may contract with an alternative route operator to operate Devices at the locations not accepted by Licensee. Licensee shall make its election with respect to each potential New Location within thirty (30) days of written notice by Licensor of the availability of a New Location, provided however that such notice by Licensor shall not be given more than nine (9) months prior to the opening of any such location.

          4. License. The next to the last sentence of Section 2 is amended by adding the following at the beginning thereof: "Subject to the provisions of Section 1".

          5. The last sentence of Section 2 is deleted and replaced with the following:

          Licensee may determine the number of machines to operate at each location but shall operate a minimum of RCT Devices at each location. Subject to obtaining the approval of the Nevada Gaming Commission, Licensee shall not be required to have a full time adult change attendant at at Location having RCT or fewer Devices. In all New Locations in which Licensee elects to operate Devices, including the six (6) Rite Aid locations in which Licensee hereby agrees to operate Devices (the "Six Locations")*, Licensee may, in its sole discretion place up to RCT but no less than RCT Devices at each such location. In the event that Licensee elects to place Devices in any New Location, including the Six Locations, it shall nevertheless have no obligation to do so until receipt of appropriate approval by the Nevada Gaming Commission.

____________________________
*The Six Locations are:

Clark County

Rite Aid #6322                                Rite Aid #6345
1920 North Las Vegas Blvd. North              1815 E. Flamingo Road
Las Vegas, NV  89030                          Las Vegas, NV  89119

Rite Aid #6257                                Rite Aid #6113
6685 East Lake Mead                           5755 E. Charleston Blvd.
Las Vegas, NV  89115                          Las Vegas, NV  89112

Non Clark County

Rite Aid #6354                                Rite Aid #6364
1980 N. Carson                                461 West Williams Ave.
Carson City, NV  89701                        Fallon, NV  89406

          6. Term. The first sentence of Section 3 is deleted and replaced with the following:

          The term of the License Agreement which began effective July 1, 1998, shall expire at midnight on the RCT.

          7. Fees. Section 4 is modified by deleting Sections 4a and 4b, in their entirety, including the fee amounts and increases there scheduled, and substituting therefore the fee schedule attached hereto as exhibit "Amendment A."

          Section 4c is modified by deleting it in its entirety and substituting therefore, the following:

          During the term of this Agreement, as here amended, if Licensor opens or acquires any New Location and Licensor determines to include Devices at such New Location, and if Licensee elects to exercise its right to place Devices in such New Location, then, the fees due to be paid for each such New Location in which Licensee in fact places Devices shall be RCT of the then applicable monthly fee as set forth on Exhibit "Amendment A" hereto during the RCT period following the date any such New Location is opened for business by Licensor; provided, that if Licensor has not taken all steps required to be taken by it to permit Licensee to commence operations at a New Location in which Licensee has elected to place Devices, the RCT period shall not commence until all such actions have been taken.

          Section 4 is further modified by adding new Subsection 4(g) as follows:

          Notwithstanding anything contained herein to the contrary, during the term of this Agreement as hereby amended, Licensee shall pay a license fee of RCT per month for each of the Six Locations, commencing with respect to each Location ont he date on which Devices are installed and are allowed to operate pursuant to all required gaming licenses and permits having been obtained for each such Location. Such installation shall be made reasonably promptly after approval. Prior to said commencement date, there shall be no liability or obligation for any license fee for said Six Locations. Fees for any partial month shalal be proprated.

          Section 4 is further modified by adding new Subsection 4(h) as follows:

          On the date that monthly fees are next required to be paid after the Effective Date, Licensee shall RCT due for the then existing Licensed Locations for the next succeeding RCT.

          8. Use and Operation. Section 7 is hereby modified by adding the following after the last sentence:

          With respect to any Licensed Location, (including the Six Locations and any New Location in which Licensee elects to place Devices), in which Licensee operates RCT or fewer Devices, Licensor's employees will provide appropriate adult supervision, (over age 21) as required by the Nevada Gaming Commission and will make change for adults (persons over the age of 21) who wish to play the Devices. Licensee agrees to provide suitable training for Licensor's employees, and will remain liable for any fine, penalty or other governmental sanction arising from any failure to supervise.

          9. Default. Subsections 13(a) and 13(b) are hereby modified by adding "together with all costs and attorneys' fees" to the last sentence of each Subsection. Subsection 13(c) is deleted in its entirety, and is replaced with the following:

          To treat all amounts due and not paid by Licensee up to the date of such default as an indebtedness of Licensee immediately due and payable to Licensee and recover the same together with all costs and reasonable attorney's fees incurred to collect such amount.

          10. Assignment. Section 14 is modified by (i) deleting the first clause consisting of the language "Licensee may not assign this Agreement without prior approval of Licensor" and (ii) substituting therefore the following:

          Upon the written approval of Licensor, which shall not be unreasonably withheld, Licensee shall have the right to assign this License Agreement, as amended, to another unaffiliated route operator or other third party.

          11. Successors and Assigns. The covenants, agreements, terms and conditions contained in this First Amendment shall bind and inure to the benefits of the parties hereto and their respective successors and their respective assigns.

          12. This First Amendment is integrated with the License Agreement and, upon the Effective Date, the License Agreement will be deemed to exist and will survive only as modified by the First Amendment. Upon the Effective date the parties shall prepare and execute a superceding global License Agreement incorporating the remaining relevant portions of the Agreement and this First Amendment.

          IN WITNESS WHEREOF, the parties hereto have executed the Lease on the date first set forth hereinabove.

                                RITE AID CORPORATION


                                By:    /s/ David R. Jessick
                                       _______________________________
                                Name:   David R. Jessick
                                Title:  Sr. Ex. V.P. Chief Administrative
                                        Officer


                                CARDIVAN COMPANY

                                By:     /s/ Bob Torkar
                                        _______________________________
                                Name:   Bob Torkar
                                Title:  Secretary


                               FEE SCHEDULE
                             CARDIVAN COMPANY


                                               RCT      RCT      RCT
                                               ___      ___      ___

                                             Monthly  Monthly  Monthly
                               # Stores        Fee      Fee      Fee
                               ________      _______  _______  _______

Stores - Clark County             15           RCT      RCT      RCT

TPI stores - Clark County          3           RCT      RCT      RCT

Stores - non-Clark County          4           RCT      RCT      RCT

Store - Gardnerville               1           RCT      RCT      RCT
                                  __
                                  23

Other stores - Clark County        4           RCT      RCT      RCT

Other stores - non-Clark County    2           RCT      RCT      RCT
                                  __
                                   6
                                  __
     Total stores                 29
                                  __

Stores - Clark County

Rite Aid #6193
1515 W. Craig Road
North Las Vegas, NV 89030

Rite Aid #6217
525 E. Windmill
Las Vegas, NV 89123

Rite Aid #6220
2513 South Nellis
Las Vegas, NV 89121

Rite Aid #6221
3845 E. Lake Mead Blvd.
N. Las Vegas, NV 89115

Rite Aid #6222
8500 South Eastern
Henderson, NV 89123

Rite Aid #6240
10 North Eastern
Las Vegas, NV 89101

Rite Aid #6245
7575 W. Vegas Drive
Las Vegas, NV 89128

Rite Aid #6250
5670 S. Rainbow
Las Vegas,  NV  89118

Rite Aid #6260
8611 Spring Mountain Road
Las Vegas, NV 89117

Rite Aid #6261
3115 Las Vegas Blvd. North
Las Vegas, NV 89109

Rite Aid #6271
9350 West Sahara
Las Vegas, NV 89117

Rite Aid #6272
6100 W. Vegas Dr.
Las Vegas, NV  89108

Rite Aid #6277
4150 Las Vegas Blvd. North
Las Vegas, NV  89115

Rite Aid #6292
4975 E. Tropicana
Las Vegas, NV  89121

Rite Aid #6296
333 N. Sandhill
Mesquite, NV  89027

TPI Stores - Clark County

Rite Aid #6114
5991 W. Cheyenne
Las Vegas, NV 89108

Rite Aid #6115
2905 S. Maryland Parkway
Las Vegas, NV 89109

Rite Aid #6116
2950 E. Desert Inn
Las Vegas, NV 89121

Stores - Non Clark County

Rite Aid #6247
8485 Sun Valley Blvd.
Sun Valley, NV 89433

Rite Aid #6279
1410 E. Prater Way
Sparks, NV 89434

Rite Aid #6281
8005 S. Virginia
Reno, NV  89511

Rite Aid #6290
1695 Robb Drive
Reno, NV  89523

Store - Gardnerville

Rite Aid #6121
1327 Highway 395 South
Gardnerville, NV 89410

Other stores - Clark County

Rite Aid #6113
5755 E. Charleston Blvd.
Las Vegas, NV  89112

Rite Aid #6257
6685 East Lake Mead
Las Vegas, NV  89115

Rite Aid #6322
1920 Las Vegas Blvd. North
Las Vegas, NV  89030

Rite Aid #6345
1815 E. Flamingo Road
Las Vegas, NV  89119

Other stores - Non Clark County

Rite Aid #6354
1980 N. Carson
Carson City, NV  89701

Rite Aid #6364
461 West Williams Ave.
Fallon, NV  89406